CELATOR® PHARMACEUTICALS PROVIDES UPDATE ON CPX-351 AND TECHNOLOGY PLATFORM AT ANALYST DAY

-	New Applications Announced for Proprietary CombiPlex Platform Geared Towards Molecularly Targeted Therapies

- CPX-351 to be Explored in Additional Patient Populations, Including New Acute Myeloid Leukemia (AML) Subsets and Other Hematologic Malignancies

EWING, New Jersey (July 17, 2014) -- Celator Pharmaceuticals, Inc. (NASDAQ: CPXX), a pharmaceutical company developing new and more effective therapies to treat cancer, today will present updates on its lead candidate CPX-351 and CombiPlex® technology platform at its Analyst Day meeting for analysts and investors.

"We are very excited to announce that we are broadening the application of the CombiPlex platform and expect to advance the technology to include molecularly targeted therapies in 2015," said Scott Jackson, Chief Executive Officer of Celator Pharmaceuticals. "We also are broadening the potential use of CPX-351 primarily through investigator-initiated studies, and exploring its use in special AML populations, such as patients who are unfit for standard induction therapy, as well as other hematological malignancies such as myelodysplasia. Regarding our Phase 3 pivotal study of CPX-351 in patients with secondary AML, we expect to complete enrollment in the fourth quarter of 2014, which would keep us on track to report initial data in the second quarter of 2015."

At our Analyst Day program, members of the Celator management team and invited speakers will provide reviews of the company's technology platform and development programs, with an in-depth focus on CPX-351. CPX-351 is a 5:1 synergistic ratio of cytarabine:daunorubicin, co-encapsulated in a nano-scale liposome, based on Celator's CombiPlex technology platform. The CombiPlex approach allows patients elevated exposure to synergistic drug ratios with selective delivery to tumor cells for a prolonged period of time. Celator is currently enrolling patients in a Phase 3 study comparing CPX-351 versus the conventional cytarabine and daunorubicin treatment regimen (commonly referred to as 7+3) as first-line therapy in older patients with high-risk (secondary) AML.

Program Highlights:

CombiPlex Technology Platform

The Company announced plans to advance the CombiPlex platform and widen its application to include molecularly targeted therapies. Data from the new applications are expected by the third quarter of 2015. Areas of investigation include:

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o	Combinations targeting signaling pathways associated with major cancer indications:

•	Inhibitors of PI3K/AKT/mTOR pathway in combination with

•	Inhibitors of Ras/Raf/MEK/ERK pathway

o	Combinations of existing chemotherapeutics with molecularly targeted agents:

•	Active cytotoxics such as taxanes in combination with

•	Cellular response modulators that control apoptosis

o	Combinations of epigenetic modulators:

•	Histone deacetylase inhibitors in combination with

•	Hypomethylating agents

"We believe the new areas of investigation for CombiPlex will establish proof of principle to support potential research and development collaborations, as well as generate promising new product candidates for internal development," stated Lawrence Mayer, Founder, President and Chief Scientific Officer of Celator Pharmaceuticals. "The drug ratio principles of our CombiPlex technology apply to combinations of targeted drugs, particularly those that require simultaneous exposure for optimal efficacy. We believe that sustained exposure of tumor cells to optimal ratios of molecularly targeted combinations via CombiPlex will positively impact patient outcomes."

CPX-351

•	The Phase 3 study has surpassed 80% of its planned enrollment of 300 patients. Enrollment is expected to be completed in the fourth quarter of 2014.

•	Remission rate data, a secondary endpoint, is on track for the second quarter of 2015.

•	Overall survival data, the primary endpoint, is expected in the first quarter of 2016.

•	Parallel development in other AML patient populations and other hematologic malignancies is underway:

o	Ongoing Phase 2 study in high-risk myelodysplastic syndromes (MDS) and AML patients at increased risk of treatment-related mortality at Fred Hutchinson Cancer Research Center

o	Ongoing Phase 2 study of AML and high-risk MDS patients who have relapsed or are refractory to prior hypomethylating agents at Stanford University

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o	Ongoing Phase 1/2 study of CPX-351 as a pre-conditioning regimen prior to hematopoietic stem cell transplantation (HSCT) in AML and high-risk MDS patients at Cornell University

o	Ongoing Phase 1/2 study in pediatric, adolescent and young adult patients with relapsed or refractory hematologic malignancies (COG Pilot Study) at Cincinnati Children’s Hospital

o	Planned Phase 2 study to initiate in 2014 of newly diagnosed AML patients at high risk for induction mortality at MD Anderson Cancer Center

A live webcast will be available on the investor section of Celator's website at www.celatorpharma.com. An archived replay of the webcast will be available on the website for 30 days after the event.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a pharmaceutical company developing new and more effective therapies to treat cancer. CombiPlex®, the company's proprietary drug ratio technology platform, represents a novel approach that identifies molar ratios of drugs that will deliver a synergistic benefit, and locks the desired ratio in a nano-scale drug delivery vehicle that maintains the ratio in patients with the goal of improving clinical outcomes. The company pipeline includes two clinical stage products, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia and CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; and preclinical stage product candidates, including the hydrophobic docetaxel prodrug nanoparticle (HDPN) formulation being studied by the National Cancer Institute's Nanotechnology Characterization Laboratory.

For more information, please visit the company's website at www.celatorpharma.com. Information on ongoing trials is available at www.clinicaltrials.gov.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our pre-clinical and clinical research and development programs, future results, working capital requirements, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation and conduct of clinical studies and other research programs, enrollment in clinical studies, availability of data from ongoing clinical studies, the outcome of other research programs, the potential efficacy and therapeutic potential of our drug candidates, our prospects for long-term growth, our ability to raise capital, and other matters that could affect the availability or commercial potential of our drug candidates. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator's Form 10-K for the year ended December 31, 2013 and other filings by the company with the U.S. Securities and Exchange Commission.

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CONTACTS:
Media:
Mike Beyer
Sam Brown, Inc.
773-463-4211
beyer@sambrown.com

Investors:

Beth DelGiacco

Stern Investor Relations, Inc.

(212) 362-1200

beth@sternir.com

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